Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Tilly's Inc.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181148, 333-198676, and 333-239756) of Tilly’s, Inc. of our reports dated March 31, 2021, relating to the consolidated financial statements, and the effectiveness of Tilly's, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California
March 31, 2021